EXHIBIT 10.3

AMENDMENT NO. 1 TO PROJECT AGREEMENT
FOR
KEYES, CALIFORNIA
ETHANOL PRODUCTION FACILITY

This Amendment No. 1 to Project Agreement (“Amendment”) is entered into as of this 29th day of October, 2010, by and between Cilion, Inc., a Delaware corporation (hereinafter “Landlord”), AE Advanced Fuels Keyes, Inc., a Delaware corporation (hereinafter “Project Company” or “Tenant”) and AE Advanced Fuels, Inc., a Delaware corporation (“Parent “Sub”), each of which are wholly-owned subsidiaries of AE Biofuels, Inc., a Nevada corporation (“Parent”).

RECITALS

A.           Landlord, Tenant and Parent entered into a Project Agreement dated December 1, 2010 (the “Project Agreement”).

B.           Landlord, Tenant and Parent entered into a Lease Agreement dated December 1, 2010 (the “Lease Agreement”), which was made a part of the Project Agreement.

C.           In accordance with the Project Agreement, Parent (on behalf of Tenant) has agreed to complete certain Repair and Retrofit Activities with respect to the Keyes Plant.

D.           In order to finance the Repair and Retrofit Activities, Project Company will need to consummate a senior debt financing in the principal amount of four million five hundred thousand dollars ($4,500,000) with Third Eye Capital Corporation or its affiliates (the “Third Party Financing”) and it is a condition to the effectiveness of this Amendment, among other conditions set forth herein, that such Third Party Financing is consummated, and Project Company shall have received the proceeds therefrom, on or prior to October 29, 2010.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged by each party, the parties hereby agree to the amendment of the Project Agreement as follows:

FINANCING OF THE PROJECT COMPANY

Section 3.5 shall be added to the Project Agreement as follows:

“3.5          Acknowledgement of Disbursement of $500,000 of Praj Funds.  The Landlord and Tenant hereby acknowledge the allocation and disbursement of the first $500,000 of Praj Funds as follows:

a.           $170,000 to be paid to the Landlord for reimbursement of insurance and other Keyes Plant-related expenses, which reimbursement shall be paid to Landlord on or prior to October 29, 2010;

b.           $330,000 for insurance and plant personnel costs to be paid to tenant.”

TERM AND TERMINATION

Section 12.3 shall be restated in full as follows:

“12.3        Substantial Completion.  Owner may terminate this Agreement immediately by providing written notice to AE in the event that Substantial Completion has not occurred on or prior to January 31, 2011.”

PAYMENT OF VENDORS

A new Section 5.9 shall be added to the Project Agreement as follows:

“5.9 Payment of Vendors.  Project Company shall pay all vendors who are performing repair and retrofit activities for the Keyes Plant within two weeks after the services are performed, and Project Company shall provide Landlord on a monthly basis a report indicating all invoices received for such repair and retrofit activities as well as dates when payments are made, together with evidence of such payment as Landlord may request from time to time.

WAIVER OF DEFAULT

Upon: (i) the payment to Landlord of $170,000 as reimbursement of insurance and other Keyes Plant-related expenses on or prior to October 29, 2010, and (ii) the payment to Seabourn Industrial of $82,000 and the release of the mechanic lien on the Keyes Plant on or prior to November 1, 2010, then Landlord hereby acknowledges that the defaults set forth in that certain letter dated July 27, 2010 and attached hereto shall have been cured.  Except as expressly provided herein, nothing contained herein shall be construed as a waiver by Landlord of any covenant or provision of the Lease Agreement, the Project Agreement, or of any other contract or instrument among the parties hereto, and the failure of Landlord at any time or times hereafter to require strict performance by the Tenant, Parent-Sub or Parent of any provision thereof shall not waive, affect or diminish any right of Landlord to thereafter demand strict compliance therewith.  Landlord hereby reserve all rights granted under the Project Agreement and any other contract or instrument between the Landlord and the Tenant, Parent-Sub and Parent.”

CONDITION OF EFFECTIVENESS

This Amendment shall become effective only upon satisfaction of the following conditions on or prior to October 29, 2010.  If any of the conditions set forth herein are not satisfied in full by October 29, 2010, this Amendment shall be null and void and no longer in force or effect.

1.  The Third Party Financing shall have been consummated and the Project Company shall have received the proceeds from such financing;

2.  Project Company shall have paid Landlord the sum of $170,000 as reimbursement of insurance and other Keyes Plant-related expenses;

3.  The conditions to the effectiveness of Amendment No. 1 to the Lease Agreement dated as of the date hereof shall have been satisfied in full.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Project Agreement the day and year first above written.

LANDLORD:

Cilion, Inc., a Delaware corporation

By:	/s/ Kevin H. Kruse
Name: Kevin H. Kruse
Title: Chairman and Chief Executive Officer

TENANT:

AE Advanced Fuels Keyes, Inc., a Delaware corporation

By:	/s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chairman and Chief Executive Officer

PARENT:

AE Biofuels, Inc., a Nevada corporation

By:	/s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chairman and Chief Executive Officer

PARENT SUB:

AE Advanced Fuels Keyes, Inc., a Delaware corporation

By:	/s/ Eric A. McAfee
Name: Eric A. McAfee
Title: Chairman and Chief Executive Officer

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